EXHIBIT 11(a)(30)

   September 9, 1999

   FOR MORE INFORMATION
   Maria P. Hibbs
   NiSource Corporate Communications
   219-647-6201

   NISOURCE/COLUMBIA MERGER BENEFITS CUSTOMERS, COMMUNITIES

   An Op-Ed Piece for The Blade
   By Gary L. Neale
   Chairman, President and Chief Executive Officer
   NiSource Inc.

   Competition is changing forever the once-staid energy industry. Each week brings the announcement of yet another merger or company plan to differentiate itself by venturing into telecommunications, laying fiber optic cable or even reselling insurance and financial products.

   Our strategy at NiSource Inc., is to focus on our core business - the efficient, reliable distribution of natural gas, electricity and water in the Midwest and Northeast - and build value for our customers by offering products and services based on those commodity resources.

   You may know NiSource as the company trying to "take over Columbia Gas." As Chairman, President and CEO of NiSource, I'd like to explain the benefits of a proposed purchase of Columbia Energy, and why it is good for the people of Ohio.

   NiSource, the nation's 10th largest distributor of natural gas and a Fortune 500 company, owns Northern Indiana Public Service Company (NIPSCO), providing service to the northern third of Indiana, and Bay State Gas Company with operations in Massachusetts, New Hampshire and Maine.

   We have offered Columbia shareholders $68 per share in cash - a fully financed offer totaling about $5.7 billion - to acquire Columbia Energy Group, the parent company of Columbia Gas of Pennsylvania. We continue to believe that we can negotiate a merger with Columbia, because we - and a significant majority of Columbia's shareholders - contend such a combination makes strategic sense now while the energy marketplace is evolving.

   Here's why a NiSource/Columbia combination makes good sense. Pipelines from Canada and the Gulf of Mexico to the Chicago market have made natural gas plentiful and inexpensive in Chicago and northern Indiana. NIPSCO's location and NiSource's pipeline and gas storage assets enable NIPSCO customers to enjoy low gas rates.

   In some parts of the eastern United States, however, a lack of pipeline capacity transporting gas from the west to east prevents customers from benefiting from this additional supply. NiSource intends to extend our advantage from Indiana to our Bay State Gas subsidiary in the Northeast market, which is undersaturated and poised for growth, as well as the communities in between.

   The combined company would become the nation's first super-regional energy company serving 4.1 million customers in nine states. It would have significant natural gas reserves and storage capacity, 19,000 miles of gas pipeline from Texas to Maine and a vast distribution network to deliver low-cost gas.

   Obviously, this plan would benefit customers. But a NiSource/Columbia combination would also benefit employees. You may have heard various statements that attempt to shift attention from the real benefits of
   this transaction through scare tactics.   Since NiSource and Columbia
   have no overlapping service territories, there are few operational redundancies. Further, we have stated publicly that there will be no layoffs in the local distribution companies, such as Columbia Gas of Ohio, as a result of this transaction. In fact, because NiSource is a lean organization, we would need to retain high-quality employees to continue providing superior customer service.

   Beyond these public statements of what NiSource intends to do, the best predictor of what we actually will do in this transaction is how
   we've acted in the past.   Our experience with the Indianapolis Water
   Company and Bay State Gas acquisitions shows that we can indeed combine businesses successfully without wholesale job eliminations. In fact, employees can expect to have far greater opportunity for career growth in the combined company. For example, the vice president of Information Technology at Bay State was recently named NiSource's chief information officer and was replaced at Bay State by NiSource's director of information technology.

   The headquarters of both companies are right where they were before the transactions took place. Even the companies' names remain intact.

   Like Columbia, NiSource is committed to customer choice. In both Indiana and Massachusetts, NiSource companies pioneered programs enabling customers to choose their gas supplier. Columbia Energy participates in the NIPSCO Choice program in Indiana, and NiSource's EnergyUSA subsidiary markets to Columbia Gas of Ohio's customers.

   NiSource also has a strong track record of community service, economic development and environmental stewardship, working closely with governmental and other leaders in all of the regions in which we operate. We're a leader in funding education programs, scholarships, community projects and the arts, and we actively encourage our people to be involved in community life. On the economic development front, NiSource has been an active partner with local and state officials in attracting billions of dollars of commercial and industrial investment to our region, creating thousands of high-paying jobs.

   For years, NiSource has been a leader among utilities in its commitment to the environment. Last year, our NIPSCO subsidiary took this leadership position a giant leap forward by becoming the first utility in North America to achieve ISO 14001 certification - the international standard for implementing an effective environmental management system - at all of its facilities.

   The advent of competition is bringing opportunity not only to the companies supplying energy products and services, but more importantly, to the people who buy them. We're enthusiastic about a combination with Columbia, because it is a winning transaction for all stakeholders. A merger would create a stronger company than either Columbia or NiSource could be on its own, a company better able to seize the opportunities created by a competitive market.




















     ===============================================================

   This article is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of Columbia Energy Group. Such offer is made solely by the Offer to Purchase, dated June 25, 1999, as amended, and the related Letter of Transmittal. It is not being made to, and tenders will not be accepted from, holders of shares of Columbia common stock in any jurisdiction in which making or accepting such offer would not comply with law. In any jurisdiction where a licensed broker or dealer must make such offer, it shall be deemed made on behalf of NiSource Inc. by Credit Suisse First Boston or other registered brokers or dealers licensed in such jurisdiction. The offer may be extended beyond its October 15, 1999 expiration date. Any extension will be publicly announced no later than 9:00 a.m., New York City time, on the next business day. This article does not constitute a solicitation of proxies from Columbia Energy Group's stockholders. Any such solicitation will be made only by separate proxy materials in compliance with Section 14(a) of the Securities Exchange Act.





   September 10, 1999

   FOR MORE INFORMATION
   Maria P. Hibbs
   NiSource Corporate Communications
   219-647-6201

   NISOURCE/COLUMBIA MERGER BENEFITS CUSTOMERS, COMMUNITIES

   An Op-Ed Piece for The Plain Dealer
   By Gary L. Neale
   Chairman, President and Chief Executive Officer
   NiSource Inc.


   Competition is changing forever the once-staid energy industry. Each week brings the announcement of yet another merger or company plan to differentiate itself by venturing into telecommunications, laying fiber optic cable or even reselling insurance and financial products.

   You may know NiSource Inc., as the company trying to "take over Columbia Gas." As President and CEO of NiSource, I'd like to explain the benefits of a proposed purchase of Columbia Energy, and why it is good for the people of Ohio.

   Our strategy at NiSource is to focus on our core business - the efficient, reliable distribution of natural gas, electricity and water in the Midwest and Northeast - and build value for our customers by offering products and services based on those commodity resources. The nation's 10th largest distributor of natural gas and a Fortune 500 company, NiSource owns Northern Indiana Public Service Company (NIPSCO), providing service to the northern third of Indiana, and Bay State Gas Company with operations in Massachusetts, New Hampshire and Maine.

   We have offered Columbia shareholders $68 per share in cash - a fully financed offer totaling about $5.7 billion - to acquire Columbia Energy Group, the parent company of Columbia Gas of Pennsylvania. We continue to believe that we can negotiate a merger with Columbia, because we - and a significant majority of Columbia's shareholders - contend such a combination makes strategic sense now while the energy marketplace is evolving.

   Here's why a NiSource/Columbia combination makes good sense. Pipelines from Canada and the Gulf of Mexico to the Chicago market have made natural gas plentiful and inexpensive in Chicago and northern Indiana. NIPSCO's location and NiSource's pipeline and gas storage assets enable NIPSCO customers to enjoy low gas rates.

   In some parts of the eastern United States, however, a lack of pipeline capacity transporting gas from the west to east prevents customers from benefiting from this additional supply. NiSource intends to extend our advantage from Indiana to our Bay State Gas subsidiary in the Northeast market, which is undersaturated and poised for growth, as well as the communities in between.

   The combined company would become the nation's first super-regional energy company serving 4.1 million customers in nine states. It would have significant natural gas reserves and storage capacity, 19,000 miles of gas pipeline from Texas to Maine and a vast distribution network to deliver low-cost gas.

   Obviously, this plan would benefit customers. But a NiSource/Columbia combination would also benefit employees. You may have heard various statements that attempt to shift attention from the real benefits of
   this transaction through scare tactics.   Since NiSource and Columbia
   have no overlapping service territories, there are few operational redundancies. Further, we have stated publicly that there will be no layoffs in the local distribution companies, such as Columbia Gas of Ohio, as a result of this transaction. In fact, because NiSource is a lean organization, we would need to retain high-quality employees to continue providing superior customer service.

   Beyond these public statements of what NiSource intends to do, the best predictor of what we actually will do in this transaction is how
   we've acted in the past.   Our experience with the Indianapolis Water
   Company and Bay State Gas acquisitions shows that we can indeed combine businesses successfully without wholesale job eliminations. In fact, employees can expect to have far greater opportunity for career growth in the combined company. For example, the vice president of Information Technology at Bay State was recently named NiSource's chief information officer and was replaced at Bay State by NiSource's director of information technology.

   The headquarters of both companies are right where they were before the transactions took place. Even the companies' names remain intact.

   Like Columbia, NiSource is committed to customer choice. In both Indiana and Massachusetts, NiSource companies pioneered programs enabling customers to choose their gas supplier. Columbia Energy participates in the NIPSCO Choice program in Indiana, and NiSource's EnergyUSA subsidiary markets to Columbia Gas of Ohio's customers.

   NiSource also has a strong track record of community service, economic development and environmental stewardship, working closely with governmental and other leaders in all of the regions in which we operate. We're a leader in funding education programs, scholarships, community projects and the arts, and we actively encourage our people to be involved in community life. On the economic development front, NiSource has been an active partner with local and state officials in attracting billions of dollars of commercial and industrial investment to our region, creating thousands of high-paying jobs.

   For years, NiSource has been a leader among utilities in its commitment to the environment. Last year, our NIPSCO subsidiary took this leadership position a giant leap forward by becoming the first utility in North America to achieve ISO 14001 certification - the international standard for implementing an effective environmental management system - at all of its facilities.

   The advent of competition is bringing opportunity not only to the companies supplying energy products and services, but more importantly, to the people who buy them. We're enthusiastic about a combination with Columbia, because it is a winning transaction for all stakeholders. A merger would create a stronger company than either Columbia or NiSource could be on its own, a company better able to seize the opportunities created by a competitive market.





















      =============================================================

   This article is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of Columbia Energy Group. Such offer is made solely by the Offer to Purchase, dated June 25, 1999, as amended, and the related Letter of Transmittal. It is not being made to, and tenders will not be accepted from, holders of shares of Columbia common stock in any jurisdiction in which making or accepting such offer would not comply with law. In any jurisdiction where a licensed broker or dealer must make such offer, it shall be deemed made on behalf of NiSource Inc. by Credit Suisse First Boston or other registered brokers or dealers licensed in such jurisdiction. The offer may be extended beyond its October 15, 1999 expiration date. Any extension will be publicly announced no later than 9:00 a.m., New York City time, on the next business day. This article does not constitute a solicitation of proxies from Columbia Energy Group's stockholders. Any such solicitation will be made only by separate proxy materials in compliance with Section 14(a) of the Securities Exchange Act.





   September 10, 1999

   FOR MORE INFORMATION
   Maria P. Hibbs
   NiSource Corporate Communications
   219-647-6201

   NISOURCE/COLUMBIA MERGER BENEFITS CUSTOMERS, COMMUNITIES

   An Op-Ed Piece for The Daily Press
   By Gary L. Neale
   Chairman, President and Chief Executive Officer
   NiSource Inc.


   Competition is changing forever the once-staid energy industry. Each week brings the announcement of yet another merger or company plan to differentiate itself by venturing into telecommunications, laying fiber optic cable or even reselling insurance and financial products.

   You may know NiSource Inc., as the company trying to "take over Columbia Gas." As President and CEO of NiSource, I'd like to explain the benefits of a proposed purchase of Columbia Energy, and why it is good for the people of Virginia.

   Our strategy at NiSource is to focus on our core business - the efficient, reliable distribution of natural gas, electricity and water in the Midwest and Northeast - and build value for our customers by offering products and services based on those commodity resources. The nation's 10th largest distributor of natural gas and a Fortune 500 company, NiSource owns Northern Indiana Public Service Company (NIPSCO), providing service to the northern third of Indiana, and Bay State Gas Company with operations in Massachusetts, New Hampshire and Maine.

   We have offered Columbia shareholders $68 per share in cash - a fully financed offer totaling about $5.7 billion - to acquire Columbia Energy Group, the parent company of Columbia Gas of Pennsylvania. We continue to believe that we can negotiate a merger with Columbia, because we - and a significant majority of Columbia's shareholders - contend such a combination makes strategic sense now while the energy marketplace is evolving.

   Here's why a NiSource/Columbia combination makes good sense. Pipelines from Canada and the Gulf of Mexico to the Chicago market have made natural gas plentiful and inexpensive in Chicago and northern Indiana. NIPSCO's location and NiSource's pipeline and gas storage assets enable NIPSCO customers to enjoy low gas rates.

   In some parts of the eastern United States, however, a lack of pipeline capacity transporting gas from the west to east prevents customers from benefiting from this additional supply. NiSource intends to extend our advantage from Indiana to our Bay State Gas subsidiary in the Northeast market, which is undersaturated and poised for growth, as well as the communities in between.

   The combined company would become the nation's first super-regional energy company serving 4.1 million customers in nine states. It would have significant natural gas reserves and storage capacity, 19,000 miles of gas pipeline from Texas to Maine and a vast distribution network to deliver low-cost gas.

   Obviously, this plan would benefit customers. But a NiSource/Columbia combination would also benefit employees. You may have heard various statements that attempt to shift attention from the real benefits of
   this transaction through scare tactics.   Since NiSource and Columbia
   have no overlapping service territories, there are few operational redundancies. Further, we have stated publicly that there will be no layoffs in the local distribution companies, such as Columbia Gas of Virginia, as a result of this transaction. In fact, because NiSource is a lean organization, we would need to retain high-quality employees to continue providing superior customer service.

   Beyond these public statements of what NiSource intends to do, the best predictor of what we actually will do in this transaction is how
   we've acted in the past.   Our experience with the Indianapolis Water
   Company and Bay State Gas acquisitions shows that we can indeed combine businesses successfully without wholesale job eliminations. In fact, employees can expect to have far greater opportunity for career growth in the combined company. For example, the vice president of Information Technology at Bay State was recently named NiSource's chief information officer and was replaced at Bay State by NiSource's director of information technology.

   The headquarters of both companies are right where they were before the transactions took place. Even the companies' names remain intact.

   Like Columbia, NiSource is committed to customer choice. In both Indiana and Massachusetts, NiSource companies pioneered programs enabling customers to choose their gas supplier. Columbia Energy participates in the NIPSCO Choice program in Indiana, and NiSource's EnergyUSA subsidiary markets to Columbia Gas of Ohio's customers.

   NiSource also has a strong track record of community service, economic development and environmental stewardship, working closely with governmental and other leaders in all of the regions in which we operate. We're a leader in funding education programs, scholarships, community projects and the arts, and we actively encourage our people to be involved in community life. On the economic development front, NiSource has been an active partner with local and state officials in attracting billions of dollars of commercial and industrial investment to our region, creating thousands of high-paying jobs.

   For years, NiSource has been a leader among utilities in its commitment to the environment. Last year, our NIPSCO subsidiary took this leadership position a giant leap forward by becoming the first utility in North America to achieve ISO 14001 certification - the international standard for implementing an effective environmental management system - at all of its facilities.

   The advent of competition is bringing opportunity not only to the companies supplying energy products and services, but more importantly, to the people who buy them. We're enthusiastic about a combination with Columbia, because it is a winning transaction for all stakeholders. A merger would create a stronger company than either Columbia or NiSource could be on its own, a company better able to seize the opportunities created by a competitive market.
























       ============================================================

   This article is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of Columbia Energy Group. Such offer is made solely by the Offer to Purchase, dated June 25, 1999, as amended, and the related Letter of Transmittal. It is not being made to, and tenders will not be accepted from, holders of shares of Columbia common stock in any jurisdiction in which making or accepting such offer would not comply with law. In any jurisdiction where a licensed broker or dealer must make such offer, it shall be deemed made on behalf of NiSource Inc. by Credit Suisse First Boston or other registered brokers or dealers licensed in such jurisdiction. The offer may be extended beyond its October 15, 1999 expiration date. Any extension will be publicly announced no later than 9:00 a.m., New York City time, on the next business day. This article does not constitute a solicitation of proxies from Columbia Energy Group's stockholders. Any such solicitation will be made only by separate proxy materials in compliance with Section 14(a) of the Securities Exchange Act.